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                                                                    EXHIBIT 4.11

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR HAS IT BEEN APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, MORTGAGED, PLEDGED, HYPPOTHCATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH WARRANT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

                                     WARRANT

                    to Purchase up to an Aggregate of 265,210

                             Shares of Common Stock

                            CALLON PETROLEUM COMPANY
                       (265,210 shares at $0.01 per share)

                 VOID AFTER 3:00 p.m. (prevailing New York time)
                                ON June 29, 2006

         This is to certify that, for value received, Duke Capital Partners, LLC (together with its permitted assigns, "Holder") is entitled to purchase, subject to the provisions of this Warrant, from CALLON PETROLEUM COMPANY, a Delaware corporation (the "Corporation"), at any time on or after the date hereof for a period ending June 29, 2006, an aggregate of up to 265,210 fully paid and nonassessable shares (the "Warrant Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Corporation at a price of $0.01 per share, as adjusted from time to time pursuant to the terms hereof (the "Exercise Price").

         1. Exercise of Warrant. Subject to the provisions hereof, this Warrant may be exercised in whole or in part (in multiples of at least 1,000 shares), at any time or from time to time on or after the date hereof for a period ending June 29, 2006. This Warrant shall be exercised by presentation and surrender hereof to the Corporation at the principal office of the Corporation, accompanied by (a) a written notice of exercise and (b) payment to the Corporation, for the account of the Corporation, of the Exercise Price for the number of shares of Common Stock specified in such notice. The Exercise Price for the number of shares of Common Stock specified in the notice shall be payable in immediately available funds.

         Notwithstanding anything herein to the contrary, in lieu of payment of the applicable Exercise Price, the Holder may elect to receive upon exercise of this Warrant, the number of Warrant Shares reduced by a number of shares of Common Stock having the aggregate Fair Market Value (as hereinafter defined) on the date of exercise equal to the aggregate Exercise Price for the Warrant Shares.

         As soon as practicable after such presentation and surrender, but in no event later than five business days following such date, the Corporation shall issue and deliver to the Holder the shares

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of Common Stock to which the Holder is entitled hereunder. Unless at the time of such exercise there is in existence an effective registration statement under the Securities Act of 1933, as amended, concerning the shares of Common Stock issuable upon exercise of this Warrant, the certificates representing the shares purchased pursuant to the exercise of this Warrant shall be legended substantially as follows:

                  "The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or under any state securities laws, and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred without an effective registration statement for such securities under the Act and applicable state securities laws, or an opinion of counsel satisfactory to the Corporation that registration is not required under such Act and applicable state securities laws."

         This Warrant may be exercised in part, provided that the shares of the Corporation's common stock to be purchased upon any such partial exercise must be for at least 1,000 shares or for any multiple thereof. If this Warrant should be exercised in part, then the Corporation shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Corporation of this Warrant, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Corporation shall pay any and all expenses, documentary, stamp or similar issue or transfer taxes and other charges payable in connection with the preparation, issuance and delivery of Warrant Shares pursuant to this Paragraph 1 in the name of the Holder.

         No fractional shares of Common Stock shall be issued in connection with the exercise of this Warrant, but the Corporation shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to such fraction multiplied by the Fair Market Value on the date of exercise. Fair Market Value at any date shall mean the highest market price per share of Common Stock on such date, as determined by the highest sale price, regular way, or, if there shall have been no sale on such day, the average of the highest reported bid and lowest reported asked price, in each case as officially reported on the principal securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any securities exchange, the average of the highest reported bid and lowest reported asked price as furnished by the National Quotation Bureau Incorporated; provided, however, that if the Common Stock is not traded in such manner that the quotations referred to herein are available, the Fair Market Value shall be deemed to be the fair market value of such Common Stock as determined by the Board of Directors of the Corporation in good faith.

         2. Reservation of Shares: Preservation of Rights of Holder. (a) The Corporation hereby agrees that at all times it will maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of Common Stock so that this Warrant may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Common Stock. The Corporation further agrees that it will not, by charter amendment or through reorganization,


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consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Corporation.

         (b) All shares of Common Stock delivered upon the exercise of the Warrant shall be validly issued, fully paid and nonassessable.

         (c) As soon as practicable (but no later than 30 days) after the date hereof, the Corporation shall list the Common Stock issuable upon exercise of the Warrant on any securities exchange upon which any securities of the Corporation are then listed, if the listing of such securities is then permitted under the rules of such exchange.

         3. Exchange or Loss of Warrant. This Warrant is exchangeable, upon presentation and surrender hereof at the principal office of the Corporation, only in connection with a partial exercise hereof. The Corporation shall be under no obligation to issue replacement warrants for the aggregate number of shares covered hereby except as described herein. The term "Warrant" as used herein includes any Warrant or Warrants for which this Warrant may be exchanged. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will execute and deliver a new Warrant of like tenor and date.

         4. Restricted Transferability and Registration Rights. This Warrant and Common Stock issuable upon exercise of this Warrant are subject to the restrictions on transfer, and the Holder is entitled to the registration rights, set forth in the Registration Rights Agreement of even date herewith.

         5. Adjustment. The number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this paragraph 5.

                 A. (1) If, during the term of this Warrant, the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation in Common Stock, then the number of shares of Common Stock purchasable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction, of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the date following such distribution.

                 (2) If, during the term of this Warrant, the outstanding shares of Common Stock shall be, pursuant to a recapitalization or other change in capital structure, subdivided into a greater number of shares of Common Stock, then the number of shares of Common Stock purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased and, conversely, if outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, then the number of shares of Common Stock purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which such combination becomes effective



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         shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                 (3) The reclassification of Common Stock into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, within the meaning of clause (2) above.

                 (4) The Corporation may in its sole discretion make such increases in the number of shares of Common Stock purchasable upon exercise of this Warrant, in addition to those required by this subparagraph (A), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

                 B. Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant is adjusted as herein provided, the Exercise Price shall be adjusted by multiplying it by a fraction, of which the numerator is equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator is equal to the number of shares of Common Stock purchasable after the adjustment.

                 C. If any consolidation or merger of the Corporation with another entity, or the sale of all or substantially all of its assets to another entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Corporation immediately theretofore purchasable and receivable upon the exercise of the rights set forth herein, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights set forth herein had such consolidation, merger or sale not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the exercise price and of the number of shares purchasable and receivable upon the exercise of the Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Corporation, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to then elect to receive


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         upon the exercise of the Warrant either the stock, securities or assets then issuable with respect to the Common Stock of the Corporation or the stock, securities or assets, or the equivalent issued to previous holders of the Common Stock in accordance with such offer.

                 D. In the event of (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or assets, or to receive any other right, (ii) any reorganization of the Corporation, or any reclassification or recapitalization of the capital stock of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to, or consolidation or merger of the Corporation with any other person or (iii) any voluntary or involuntary dissolution or liquidation of the Corporation, then and in each such event the Corporation will mail or cause to be mailed to the Holder a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the amount and character of such dividend, distribution or right, the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the proposed record date therein specified.

         For the purpose of this Paragraph 5, the term "Common Stock" shall include any shares of the Corporation of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation.

         6. Notice. Whenever the number of shares of Common Stock for which this Warrant is exercisable is adjusted as provided in paragraph 5 hereof, the Corporation shall promptly compute such adjustment and mail to the Holder a certificate, signed by the chief financial officer of the Corporation, setting forth the number of shares of Common Stock for which this Warrant is exercisable and the exercise price as a result of such adjustment, a brief statement of the facts requiring such adjustment, the computation thereof and when such adjustment will become effective.

         7. Rights of the Holder. Prior to the exercise of this Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Corporation.

         8. Termination. This Warrant and the rights conferred hereby shall terminate at the aforementioned time on June 29, 2006.

         9. Governing Law. This Warrant shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without regard to conflict of laws principles.

         10. Remedies. The Corporation stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Corporation in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that such terms may be


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specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or thereof or otherwise.





DATED:   January 29, 2001

ATTEST:                                   CALLON PETROLEUM COMPANY



By: /s/ Robert A. Mayfield                By: /s/ John S. Weatherly
    ---------------------------------         ----------------------------------
    Robert A. Mayfield, Secretary         Name:  John S. Weatherly
    ---------------------------------            -------------------------------
                                          Title: Senior Vice President and CFO
                                                 -------------------------------






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